Exhibit 99.1

Kodak Reports Continued Progress in Segment Profitability in Third Quarter

Company demonstrates success in reducing costs and focusing on most profitable businesses

ROCHESTER, N.Y.--(BUSINESS WIRE)--October 30, 2012--Eastman Kodak Company reported today that it made continued performance improvement in segment profitability for the third quarter of 2012 as a result of tightened focus on the company’s most profitable customer accounts and businesses and a substantial reduction in costs. The company’s focus on cost reductions and profitability resulted in a decrease in selling, general and administrative expenses of $63 million, a 24% reduction from the same period in the prior year.

The segment operating loss for the third quarter was $37 million, an $87 million improvement from the prior year. The company’s gross profit margin increased by 2 percentage points. On a GAAP basis, the third quarter loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes was $193 million, compared to the prior year quarter loss of $167 million. Excluding restructuring costs, the operating loss was $76 million.

The company’s worldwide cash balance was $1.13 billion at the end of the third quarter. The company has submitted to the U.S. Bankruptcy Court for approval an agreement with the Official Committee of Retired Employees that will substantially reduce the company’s payments for non-pension benefits for U.S. retirees, beginning in 2013, an action that would save the company about $100 million in cash expenditures next year (prior to reduction for appropriate expenses related to the agreement).

Kodak’s revenue of $1.018 billion in the third quarter represented a decline of 19% from the year-ago quarter. This reduction reflects strategic decisions to focus on profitable businesses and accounts, lower sales of traditional products, unfavorable foreign exchange impact, and soft industry demand as a result of the broader economic downturn in some businesses and regions. The net loss for the quarter was $312 million. Excluding restructuring and reorganization costs, the loss would have narrowed to $139 million, an improvement of $66 million over the prior-year quarter.

“Since our Chapter 11 filing in January, we have focused on the businesses that are core to our future strategic direction and exited businesses that were unprofitable,” said Antonio M. Perez, Chairman and Chief Executive Officer. “The actions we are taking in response to economic and market conditions are working and will position us to emerge in 2013 as a growing, profitable, sustainable company.”

A full disclosure of Kodak’s quarterly performance is contained in a 10-Q report filed today with the U.S. Securities and Exchange Commission.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," “predicts”, "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, under the headings "Business", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the company; our ability to retain key executives, managers and employees; our ability to maintain product reliability, innovation and quality, and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Eastman Kodak Company

Third Quarter 2012 Financial Results

Non-GAAP Reconciliation

Within the Company's third quarter 2012 earnings release, reference is made to the non-GAAP financial measures of segment operating loss, operating loss excluding restructuring costs, and net loss excluding restructuring and reorganization items, net.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, they are provided to give the same financial data management uses with the belief that this information will assist the users of it in properly assessing the underlying performance of the Company.

The following reconciliations are provided with respect to terms used in the October 30, 2012, earnings release.

The following table reconciles segment operating loss to the most directly comparable GAAP measure of loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (amounts in millions):

	Q3	Q3
	2012	2011	Change

Segment loss, as presented	$(37)	$(124)	$87
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(126)	(18)	(108)
Corporate components of pension and OPEB expense	(34)	(13)	(21)
Other operating (expenses) income, net	4	(12)	16
Loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (GAAP basis), as presented	$(193)	$(167)	$(26)

The following table reconciles operating loss excluding restructuring costs to the most directly comparable GAAP measure of loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (amounts in millions):

Q3
2012

Operating loss, as presented	$(76)
Restructuring costs and other	(117)
Loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (GAAP basis), as presented	$(193)

The following table reconciles net loss excluding restructuring costs and reorganization items, net to the most directly comparable GAAP measure of net loss (amounts in millions):

	Q3	Q3
	2012	2011	Change

Net loss before restructuring and reorganization items, net as presented	$(139)	$(205)	$66
Restructuring costs and other	(117)	(17)	$(100)
Reorganization items, net	(56)	-	(56)
Net loss (GAAP basis), as presented	$(312)	$(222)	$(90)

CONTACT:
Eastman Kodak Company
Christopher Veronda, +1-585-724-2622
christopher.veronda@kodak.com
Krista Gleason, +1-585-724-5952
krista.gleason@kodak.com